Exhibit 5.1 THOMPSON & KNIGHT LLP
ATTORNEYS AND COUNSELORS	AUSTIN DALLAS FORT WORTH HOUSTON LOS ANGELES NEW YORK SAN FRANCISCO __________ ALGIERS LONDON MÉXICO CITY MONTERREY PARIS
ONE ARTS PLAZA 1722 ROUTH STREET • SUITE 1500 DALLAS, TEXAS 75201-2533 (214) 969-1700 FAX (214) 969-1751 www.tklaw.com

March 4, 2015

Rex Energy Corporation

366 Walker Drive

State College, Pennsylvania 16801

Re:        Post-Effective Amendment No. 3 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Rex Energy Corporation, a Delaware corporation (the “Company”), and the Company’s subsidiaries that are co-registrants (the “Subsidiary Guarantors”; the Company and the Subsidiary Guarantors being the “Relevant Parties”) with respect to the preparation of the third post-effective amendment (the “Third Amendment”) filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof to the shelf registration statement on Form S-3 filed with the Commission on June 9, 2014, as amended by a post-effective amendment (the “First Amendment”) filed with the Commission on August 12, 2014 and by a second post-effective amendment (the “Second Amendment) filed with the Commission on March 2, 2015 (as amended by the First Amendment, the Second Amendment and the Third Amendment, the “Registration Statement”) in connection with the registration by the Company under the Securities Act of 1933 (as amended, the “Securities Act”) of the offer and sale by the Company, pursuant to Rule 415 under the Securities Act, of the following securities, which may be issued from time to time at prices and on terms to be determined at the time of offering:

(1) debt securities of the Company, which may be either senior or subordinated and which may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”), and which may be fully and unconditionally guaranteed (the “Guarantees”) by the Subsidiary Guarantors;

(2) shares of preferred stock, par value $.001 per share, of the Company, in one or more series (the “Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”);

(3) shares of common stock, par value $.001 per share, of the Company (the “Common Stock”);

(4) warrants for the purchase of Common Stock (the “Warrants” and, together with the Debt Securities, the Guarantees, the Preferred Stock, the Depositary Shares and the Common Stock the “Securities”); and

(5) such indeterminate amount of the Securities as may be issued in exchange for or upon conversion or exercise of, as the case may be, the Securities.

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March 4, 2015

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement.

In connection with the opinions expressed herein, we have examined, among other things, original counterparts or copies of original counterparts of the following documents:

(i) originals or copies, certified or otherwise identified to our satisfaction, of the organizational or governing documents of the Company and the Subsidiary Guarantors, each as amended to the date hereof;

(ii) the Registration Statement;

(iii) the Prospectus;

(iv) the form of Senior Indenture (the “Senior Indenture”) filed as an exhibit to the Registration Statement;

(v) the form of Subordinated Indenture (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”) filed as an exhibit to the Registration Statement; and

(vi) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement.

The Indentures, any warrant agreement relating to the Warrants (the “Warrant Agreement”), any depositary agreement relating to the Depositary Shares and any purchase, underwriting or similar agreement entered into in connection with an issuance of Securities (the “Purchase Agreement”) are referred to herein collectively as the “Transaction Documents”. We have also examined originals or copies of such other records of the Relevant Parties, certificates of public officials and of officers or other representatives of the Relevant Parties and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below. In connection with the opinions expressed below, we have assumed:

(i) The genuineness of all signatures.

(ii) The authenticity of the originals of the documents submitted to us.

(iii) The conformity to authentic originals of any documents submitted to us as copies.

(iv) As to matters of fact, the truthfulness of the representations and statements made in certificates of public officials and officers or other representatives of the Relevant Parties.

(v) That, at the time when any Security is issued:

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March 4, 2015

(A)  (1) if such Security is a Debt Security, the applicable Indenture;

(2) if such Security is a Warrant, the Warrant Agreement;

(3) if such Security is a Depositary Share, the Depositary Agreement; and

(4) the Purchase Agreement,

shall have been duly executed and delivered by the parties thereto and constitute valid, binding and enforceable obligations of each party thereto and such Security shall have been issued pursuant to the applicable foregoing agreements.

(B) Each Relevant Party shall be an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(C) Each Relevant Party shall have full power to execute, deliver and perform the applicable Transaction Documents to which it is a party and, in the case of the Company, issue such Security, and shall have duly executed and delivered such applicable Transaction Documents.

(D) The execution, delivery and performance by each Relevant Party of the applicable Transaction Documents to which it is a party and, in the case of the Company, the issuance of such Security, shall have been duly authorized by all necessary action (corporate or otherwise) and shall not contravene its certificate or articles of incorporation or certificate of formation, by-laws or other organizational documents.

(E) The execution, delivery and performance by each Relevant Party of the applicable Transaction Documents to which it is a party and, in the case of the Company, the issuance of such Security, will not:

(1) violate any law, rule or regulation applicable to it (including without limitation federal and state securities laws), or

(2) result in any conflict with or breach of any agreement or document binding on it of which any addressee hereof has knowledge, has received notice or has reason to know.

(F) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (or, to the extent the same is required under any agreement or document binding on it of which an addressee hereof has knowledge, has received notice or has reason to know) is required for the due execution, delivery or performance by any Relevant Party of any applicable Transaction Document to which it is a party or for the issuance of

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March 4, 2015

such Security by the Company, or, if any such authorization, approval, action, notice or filing is required, it shall have been duly obtained, taken, given or made and shall be in full force and effect.

(G) The Registration Statement, and any other subsequent amendments thereto (including all necessary additional post-effective amendments), shall have become effective under the Securities Act.

(H) A supplement to the Prospectus (a “Prospectus Supplement”) shall have been prepared and filed with the Commission describing such Security.

(I) Such Security shall have been issued and sold in the manner stated in the Registration Statement and the appropriate Prospectus Supplement.

(J) If such Security is Common Stock or Preferred Stock, the necessary number of applicable shares shall have been duly authorized and available for issuance pursuant to the Company’s Certificate of Incorporation, as amended.

(K) Any Security issuable upon conversion, exchange or exercise of such Security or, if such Security is a Depositary Share, the underlying Preferred Stock deposited with a depositary with respect to such Depositary Share, shall have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

(L) If such Security is a series of Preferred Stock, is convertible into or exchangeable or exercisable for a series of Preferred Stock, or is a Depositary Share relating to a series of Preferred Stock, the Board of Directors of the Company (or a committee thereof acting pursuant to authority delegated to it by such Board) shall have duly adopted a resolution establishing and designating such series and fixing and determining the preferences, limitations and relative rights of such series and a statement with respect to such series shall have been duly filed with the Secretary of State of the State of Delaware.

(M) The applicable Transaction Documents relating to such Security and, if such Security is a Debt Security or Warrant, such Security shall be governed by the laws of the State of New York, a New York State court, or a United States federal court sitting in the State of New York, would determine that Section 5-1401 of the New York General Obligations Law is applicable to the choice of New York law to govern such Transaction Documents and the issuance of such Security would involve at least the minimum amounts specified in such Section for it to be applicable.

(N) Such Security, if other than Common Stock or Preferred Stock, shall have been duly executed and delivered by the Relevant Parties party thereto

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and, if applicable, duly authenticated or countersigned pursuant to the applicable Transaction Document.

(O) If such Security is other than Common Stock, the terms of such Security shall have been duly established in conformity with the applicable Transaction Document.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and subject to the qualifications and limitations herein set forth herein, we are of the opinion that:

1. With respect to any Debt Security being registered under the Registration Statement, when:

(a) the applicable Indenture and, if applicable, the related Guarantees, have been duly qualified under the Trust Indenture Act of 1939, as amended, and

(b) the consideration for such Debt Security and, if applicable, the related Guarantees provided for in the applicable Purchase Agreement shall have been paid,

such Debt Security and, if applicable, the related Guarantees shall have been legally issued and shall constitute valid and binding obligations of the Company and, if applicable, the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms.

2. With respect to any share of Common Stock being registered under the Registration Statement, when:

(a) a certificate representing such share shall have been duly executed, countersigned, registered and delivered (or, if such share is non-certificated, such share shall have been properly issued) either (i) in accordance with the applicable Purchase Agreement or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the agreement governing such other Security and providing for the conversion, exchange or exercise thereof, and

(b) the consideration therefor provided for in such Purchase Agreement or in connection with such conversion, exchange or exercise, as applicable (in either case not less than the par value of the Common Stock), shall have been paid, such share shall have been validly issued, fully paid and non-assessable.

3. With respect to any share of any series of Preferred Stock being registered under the Registration Statement, when:

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March 4, 2015

(a) a certificate representing such share shall have been duly executed, countersigned, registered and delivered (or, if such share is non-certificated, such share shall have been properly issued) either (i) in accordance with the applicable Purchase Agreement or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the agreement governing such other Security and providing for the conversion, exchange or exercise thereof, and

(b) the consideration therefor provided for in such Purchase Agreement or in connection with such conversion, exchange or exercise, as applicable (in either case not less than the par value of such series of Preferred Stock), shall have been paid, such share shall have been validly issued, fully paid, and non-assessable.

4. With respect to any Depositary Shares being registered under the Registration Statement, when:

(a) the depositary shall have been duly appointed by the Company pursuant to the Depositary Agreement;

(b) shares of Preferred Stock underlying such Depositary Shares have been deposited with the depositary under the applicable depositary agreement; and

(c) the receipts evidencing the Depositary Shares have been duly executed, countersigned and delivered in accordance with the Depositary Agreement and the consideration provided for in the applicable Purchase Agreement shall have been paid by the purchasers thereof in accordance with the applicable Purchase Agreement approved by the Company, such Depositary Shares shall be validly issued and the holders thereof will have no obligation to make payments to the Company or its creditors (other than the purchase price therefor) or contributions to the Company or its creditors solely by reason of the holders ownership of such Depositary Shares.

5. With respect to any Warrant being registered under the Registration Statement, when:

(a) the terms of such Warrant and of its issuance and sale shall have been duly established in conformity with the applicable Warrant Agreement, and

(b) the consideration provided for in the applicable Purchase Agreement shall have been duly paid,

such Warrant shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

The opinions set forth above are subject to the following qualifications and exceptions:

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March 4, 2015

(a) Our opinions are limited to mean the laws, rules and regulations of the State of New York, the federal laws, rules and regulations of the United States of America and the General Corporation Law of the State of Delaware (in each case including all applicable provisions of the constitution of each such jurisdiction and reported judicial decisions interpreting such laws), and we do not express any opinion herein concerning any other laws.

(b) Our opinions are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors generally.

(c) Our opinions are subject to general principles of equity exercisable in the discretion of a court (including, without limitation, obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

(d) We express no opinion with respect to the enforceability of:

(i) Any indemnification provision, or any waiver, release or exculpation provision (including without limitation any such provision that releases, exculpates or exempts a party from, or waives, or requires indemnification of a party for, liability for such party’s or its agent’s or other representative’s own action or inaction), to the extent that such provision relates to actions or inactions constituting criminal violations, violations of securities laws, intentional harm, willful misconduct, recklessness, gross negligence, strict liability, unlawful conduct, fraud or illegality, to the extent that such provision violates public policy relating to any of the foregoing matters, or to the extent that such provision relates to punitive, exemplary, special, consequential, indirect or similar damages.

(ii) Any waiver of rights or defenses by a guarantor in any Guarantee.

This opinion letter is rendered to you in connection with the transactions contemplated by the Registration Statement. This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Third Amendment. We also consent to the reference of our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Respectfully submitted,

/s/ Thompson & Knight LLP

WPW/JWH/RHS/TEC